UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 31, 2004

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)

250 Rittenhouse Circle
Bristol, PA 19007
(Address of principal executive offices)

(215) 785-4000
(Registrant's telephone number, including area code)

Item 5.  Other Events and Regulation FD Disclosure.

On March 31, 2004, Jones Apparel Group, Inc. ("Jones") issued a press release announcing that Jones and MSC Acquisition Corp., an indirect wholly owned subsidiary of Jones ("MSC"), have filed a complaint in the Court of Chancery of the State of Delaware alleging that Maxwell Shoe Company Inc. ("Maxwell") and its board of directors have improperly attempted to set a record date of March 25, 2004 for any possible future consent solicitation of Maxwell's stockholders by Jones or MSC to remove and replace the directors of Maxwell to be elected at Maxwell's annual stockholders meeting on April 8. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 7. Exhibits

99.1	Press Release of the Registrant dated March 31, 2004.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC. (Registrant) By: /s/ Wesley R. Card Wesley R. Card Chief Operating and Financial Officer

 Date: March 31, 2004

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Registrant dated March 31, 2004.

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